Exhibit 32.1
BANCINSURANCE CORPORATION
AND SUBSIDIARIES
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Bancinsurance Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report’), the undersigned, John S. Sokol, Chairman, Chief Executive Officer and President of the Company, and Matthew C. Nolan, Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John S. Sokol John S. Sokol Chairman, Chief Executive Officer and President (Principal Executive Officer) November 16, 2009

/s/ Matthew C. Nolan Matthew C. Nolan Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer) November 16, 2009